Explorations Group, Inc.

                Non-Qualified Stock Option & Stock Incentive Plan

                          Effective as of April 8, 2002


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                            Explorations Group, Inc.
           Non-Qualified Stock Option & Stock Incentive Plan Indenture

State of Florida           }
County of Palm Beach       } ss.:

     Pursuant to a duly adopted resolution of its Board of Directors, currently in effect, and as authorized by the certificate of incorporation, bylaws and all applicable federal and state laws, Explorations Group, Inc. , a publicly held Delaware corporation (the "Corporation"), intending to be legally bound, hereby establishes and publishes an incentive compensation plan to be known as the "Explorations Group, Inc. Non-Qualified Stock Option & Stock Incentive Plan" (the "Plan"), as follows:

                                   Witnesseth:

                                   ARTICLE ONE
                                  INTRODUCTION

(a) Pursuant to the provisions, conditions and requirements set forth below, this Plan hereby authorizes the grant of Non-Qualified Stock Options and Incentive Stock Options, as such terms are defined in the Code and the rules and regulations promulgated thereunder.

(b)      This Plan shall become effective on April 8, 2002.

(c) The purpose of this Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's stockholders by providing Participants with an incentive for outstanding performance.

(d) This Plan is further intended to assist the Corporation in its ability to acquire compatible businesses and to retain the services of Participants upon whose judgment, interest and special effort the successful conduct of the Corporation's operations is largely dependent, and to align their personal interests with those of the Corporation and its stockholders.


                                   ARTICLE TWO
                                   DEFINITIONS

     For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

(a) "Award Agreement" shall mean the written agreement, executed by an appropriate officer of the Corporation, pursuant to which a Plan Award is granted.

(b) "Board of Directors" shall mean the Board of Directors of the Corporation.

(c)      "Commission" shall mean the United States Securities and Exchange
         Commission.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.


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This  instrument  is the  property  of the Yankee  Companies,  LLC..,  a Florida limited liability company ("Yankees") and has been licensed for use by Explorations Group, Inc. , only for its own corporate governance purposes. No one may utilize this form or any derivations thereof without the prior written consent of Yankees.

          Non-Qualified Stock Option & Stock Incentive Plan Indenture

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(e)               "Committee" shall mean all Outside Directors of the
                  Corporation or all Outside Directors appointed by the Board of Directors to serve as the Committee; provided that the Committee must always be comprised of not less than one, nor more than three member(s).

(f) "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

(g) "Consultant" shall mean an individual who is in a Consulting Relationship with the Corporation or any Parent or Subsidiary, other than one principally engaged in promoting the securities of the Corporation, as defined by applicable rules of the Commission excluding persons so engaged from eligibility to participate in registration of securities on Commission Form S-8.

(h) "Consulting Relationship" shall mean the relationship that exists between an individual and the Corporation (or any Parent or Subsidiary) if such individual or any entity of which such individual is an executive officer or owns a substantial equity interest has entered into a written consulting contract with the Corporation or any Parent or Subsidiary.

(i) "Corporation" shall mean Explorations Group, Inc., a Delaware corporation.

(j) "Disability" shall have the same meaning as the term"permanent and total disability" under Section 22(e)(3) of the Code.

(k) "Employee" shall mean a common-law employee of the Corporation or of any Parent or Subsidiary.

(l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(m) "Executive" means an employee of the Corporation or of any Parent or Subsidiary whose compensation is subject to the deduction limitations set forth under Code Section 162(m).

(n)      (1)        "Fair Market Value" of the  Corporation's  Common Stock on a
                    Trading Day shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers, Inc., a Delaware corporation registered as a self regulatory organization by the Commission (the
                    "NASD"), through its NASDAQ Stock Market, Inc., subsidiary's
                    Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common
                    Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the NASD who make a market in the Common Stock selected from time to time by the Corporation for that purpose.

         (2) In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock.

         (3) An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for

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                  such day. In the event the Corporation's Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

(o) "Good Cause" shall mean:

         (1) A Participant's willful or gross misconduct or willful or gross negligence in the performance of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by such Participant of such notice;

         (2) A Participant's intentional or habitual neglect of his duties for the Corporation or for any Parent or Subsidiary after prior written notice of such neglect;

         (3) A Participant's theft or misappropriation of funds of the Corporation or of any Parent or Subsidiary, or commission of a felony; or

         (4) The direct or indirect breach by the Participant of the terms of a related consulting contract with the Corporation or any Parent or Subsidiary.

(p) "Incentive Stock Option" shall mean a stock option satisfying the requirements for tax-favored treatment under Section 422 of the Code.

(q) "NASD" shall, unless the context requires otherwise, mean the National Association of Securities Dealers, Inc., a Delaware corporation registered as a self regulatory organization by the Commission, and its controlled subsidiaries.

(r) "Non-Qualified Option" shall mean a stock option which does not satisfy the requirements for, or which is not intended to be eligible for, tax-favored treatment under Section 422 of the Code.

(s) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the provisions of Article Seven hereof, as such terms are defined in the Code and the rules and regulations promulgated thereunder.

(t) "Option Holder" shall mean a Participant who is granted an Option under the terms of this Plan.

(u) "Outside Directors" shall mean all members of the Board of Directors of the Corporation other than those who also serve as officers, employees or consultants of the Corporation or who hold more than 10% of the Corporation's capital stock ("Inside Directors"), or who are related by marriage or consanguinity to Inside Directors, and who are classified as "outside directors" under Section 162(m) of the Code.

(v) "Parent" shall mean a parent corporation of the Corporation within the meaning of Section 424(e) of the Code.

(w) "Participant" shall mean any Employee or other person participating under this Plan.

(x) "Plan Award" shall mean an Option granted pursuant to the terms of this Plan.

(y) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(z)      "Service" shall mean the United States Internal Revenue Service.

(aa) "Subsidiary" shall mean a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.


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(bb)     "Termination of Consulting Relationship" shall mean the cessation, abridgement or termination of a Consultant's Consulting Relationship with the Corporation or any Parent or Subsidiary as a result of:

         (1)      The Consultant's death or Disability;

         (2) The disqualification of the Consultant from participation as a recipient of securities of the Corporation on Commission Form S-8.

         (3) The cancellation, annulment, expiration, termination or breach of the written consulting contract between the Corporation (or any Parent or Subsidiary) and the Consultant (or any other entity) giving rise to the Consulting Relationship; or

         (4) If the written consulting contract is not directly between the Corporation (or any Parent or Subsidiary) and the Consultant, the Consultant's termination of service with, or sale of all or substantially all of his equity interest in, the entity which has entered into the written consulting contract with the Corporation, Parent or Subsidiary.


                                  ARTICLE THREE
                                 ADMINISTRATION

(a) (1) This Plan shall be administered by the Committee, which shall be comprised solely of at least one, and no more than three, Non-Employee Directors, as defined in Rule 16b-3(b)(3) promulgated under the Exchange Act, and who also qualify as "Outside Directors".

         (2) Subject to the provisions of this Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of this Plan.

(b) A majority of the Committee shall constitute a quorum, and, subject to the provisions of Article Six of this Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.


                                  ARTICLE FOUR
                                SHARES AVAILABLE

(a) Subject to the adjustments provided in Article Eight of this Plan, the aggregate number of shares of the Common Stock which may be granted for all purposes under this Plan shall be 250,000 shares.

(b) Shares of Common Stock underlying awards of securities (derivative or not) and shares of Common Stock awarded hereunder (whether or not on a restricted basis) shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Plan Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited.

(c) Common Stock granted to satisfy Plan Awards under this Plan may be authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation's treasury or shares of Common Stock acquired on the open market.

(d) Notwithstanding the foregoing, the Corporation's transfer agent, its secretary and its general counsel shall:

         (1) Retain a copy of this Plan, and any amendments or supplements thereof, in its records of the Corporation's affairs;


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         (2)      Be provided with and retain copies of all instruments
                  effecting Plan Awards;

         (3) Assure that shares adequate to meet the Corporation's obligations under the Plan are reserved for issuance in compliance herewith;

         (4) Immediately notify the Corporation and any Participants affected in the event that shares adequate to meet the Corporation's obligations under the Plan are not authorized;

         (5) Assure that, in conjunction with the issuance or transfer of any securities under the Plan, the holder complies with all reporting and registration requirements imposed under the Securities Act, the Exchange Act, comparable provisions of applicable state laws, policies of the Corporation implemented to assure compliance with all such laws and the regulations and rules promulgated thereunder, or the legally available exemptions therefrom.


                                  ARTICLE FIVE
                                   ELIGIBILITY

(a) Officers and key Employees of the Corporation, or of any Parent or Subsidiary, who are regularly employed on a salaried basis as common law Employees, and Consultants and directors of the Corporation or of any Parent or Subsidiary who are not Employees, shall be eligible to participate in this Plan.

(b) Where appropriate under this Plan, directors who are not Employees shall be referred to as "employees" and their service as directors as "employment".


                                   ARTICLE SIX
                             AUTHORITY OF COMMITTEE

(a) This Plan shall be administered by, or under the direction of, the Committee, which shall administer this Plan so as to comply at all times with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, to the extent such compliance is required, and shall otherwise have plenary authority to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business.

(b) All interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all interested parties.

(c) Subject to the express provisions of this Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Plan Awards shall be granted, the times when such Plan Awards shall be granted, the number of Plan Awards, the purchase price or exercise price of each Plan Award (if applicable), the period(s) during which a Plan Award shall be exercisable (whether in whole or in part), the restrictions to be applicable to Plan Awards and the other terms and provisions thereof (which need not be identical).

(d) In addition, the authority of the Committee shall include, without limitation, the following:

         (1) Financing.

                  The arrangement of temporary financing for an Option Holder by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting an Option Holder in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;



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         (2) Procedures for Exercise of Option.

                  The establishment of procedures for an Option Holder to:

               (A)  Exercise an Option by payment of cash;

               (B) Have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Option exercise price of the total number of shares of Common Stock to be acquired;

               (C) Exercise all or a portion of an Option by delivering that number of shares of Common Stock already owned by him having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Option Holder to deliver the shares of Common Stock thus acquired by him in payment of shares of Common Stock to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Option Holder can in sequence utilize such newly acquired shares of Common Stock in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares; and

               (D)  Engage in any form of "cashless" exercise.

         (3)      Withholding.

                    The establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option or for the tender of shares of Common Stock owned by any Participant to meet any obligation of withholding for taxes incurred by the Participant upon such exercise.


                                  ARTICLE SEVEN
                                  STOCK OPTIONS

(a) The Committee shall have the authority, in its discretion, to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of Options.

(b) Notwithstanding anything contained herein to the contrary, an Incentive Stock Option may be granted only to common law employees of the Corporation or of any Parent or Subsidiary now existing or hereafter formed or acquired, and not to any director or officer who is not also such a common law employee.

(c) The terms and conditions of the Options shall be determined from time to time by the Committee; provided, however, that the Options granted under this Plan shall be subject to the following:

         (1)      Exercise Price.

                    (A) The Committee shall establish the exercise price at the time any Option is granted at such amount as the Committee shall determine; provided, however, that the exercise price for each share of Common Stock purchasable under any Incentive Stock Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary which possesses more than

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                    ten percent (10%) of the total combined  voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, the exercise price for each share of Common Stock shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock at the date the Option is granted.

                  (B) The exercise price will be subject to adjustment in accordance with the provisions of Article Eight of this Plan.

         (2)      Payment of Exercise Price.

                  (A) The price per share of Common Stock with respect to each Option shall be payable at the time the Option is exercised.

                  (B) Such price shall be payable in cash or pursuant to any of the methods set forth in Article Six (d)(2) hereof.

                  (C) Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

         (3) Exercisability of Options.

                  (A) Except as provided in Article Seven (c)(5) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options.

                  (B) The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

         (4) Expiration of Options.

                    No Incentive Stock Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an Incentive Stock Option granted to a person who, at the time such Option is granted, owns shares of stock of the Corporation or of any Parent or Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent or Subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

         (5) Exercise Upon Option Holder's Termination of Employment or Termination of Consulting Relationship.

                  (A) If the employment of an Option Holder by the Corporation or by any Parent or Subsidiary is terminated for any reason other than death, any Incentive Stock Option granted to such Option Holder may not be exercised later than three months (one year in the case of termination due to Disability) after the date of such termination of employment.

                  (B) For purposes of determining whether any Option Holder has incurred a termination of employment (or a Termination of Consulting Relationship), an Option Holder who is both an employee (or a Consultant) and a director of the Corporation and/or any Parent or Subsidiary shall (with respect to any Non-Qualified Option that may have been granted to

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                           him) be considered to have incurred a termination of
                           employment (or a Termination of Consulting
                           Relationship) only upon his termination of service both as an employee (or as a Consultant) and as a director.

               (C) Furthermore, if an Option Holder's employment (or Consulting Relationship) is terminated by the Corporation or by any Parent or Subsidiary for Good Cause or if an Option Holder voluntarily terminates his employment other than for Disability (or incurs a voluntary Termination of Consulting Relationship other than for Disability) with the Corporation or with any Parent or Subsidiary without the written consent of the Committee, regardless of whether such Option Holder continues to serve as a director of the Corporation or of any Parent or Subsidiary, then the Option Holder shall, at the time of such termination of employment (or Termination of Consulting Relationship), forfeit his rights to exercise any and all of the outstanding Option(s) theretofore granted to him.

         (6) Maximum Amount of Incentive Stock Options.

                (A) Each Plan Award under which  Incentive Stock Options are granted shall provide that to the extent the aggregate of the Fair Market Value of the shares of Common Stock (determined as of the time of the grant of the Option) subject to such Incentive Stock Option and the Fair Market Values (determined as of the date(s) of grant of the option(s)) of all other shares of Common Stock subject to incentive stock options granted to an Option Holder by the Corporation or any Parent or Subsidiary, which are exercisable for the first time by any person during any calendar year, exceed(s) one hundred thousand dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchased pursuant to Incentive Stock Options.

                (B) The terms of the immediately preceding sentence shall be applied by taking all options, whether or not granted under this Plan, into account in the order in which they are granted.


                                  ARTICLE EIGHT
                              ADJUSTMENT OF SHARES

(a) Recapitalization, etc.

                 (1)In the event there is any change in the Common  Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

         (2) Notwithstanding the foregoing:

                  (A) Each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code; and

                  (B) In no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an Incentive Stock Option for purposes of Section 422 of the Code.




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(b) Merger, Consolidation or Change in Control of Corporation.

         (1) Upon:

                 (A)The merger or  consolidation  of the Corporation with or into another corporation (pursuant to which the stockholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for the continuance of the Options, Stock Appreciation Rights and shares of Restricted Stock (as the term "restricted" is used in Commission Rule 144) granted hereunder or the substitution of new options for Options granted hereunder, or for the assumption of such Options by the surviving corporation;

                (B) The  dissolution,   liquidation,  or  sale  of  all  or
                    substantially all the assets of the Corporation to a person unrelated to the Corporation or to a direct or indirect owner of a majority of the voting power of the Corporation's then outstanding voting securities (such sale of assets being referred to as an "Asset Sale"); or

                (C) A Change in Control of the Corporation;

         (2) The holder of any such Option theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation to exercise such Option(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option(s) and all restrictions regarding transferability and forfeiture on shares of Restricted Stock shall be removed immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation; provided that any conditions precedent to the exercise of such Option(s), other than the passage of time, have occurred.

         (3) The Corporation, to the extent practicable, shall give advance notice to affected Option Holders of such merger,
                    consolidation,   dissolution,  liquidation,  Asset  Sale  or
                    Change in Control of the Corporation.

         (4)        All such  Options  which are not so  exercised  shall be
                    forfeited  as  of  the   effective   time  of  such  merger,
                    consolidation, dissolution, liquidation or Asset Sale (but not in the case of a Change in Control of the Corporation).

(c) Definition of Change in Control of the Corporation.

                    As used herein, a "Change in Control of the Corporation" shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person, directly or indirectly is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), of securities of the Corporation representing 40% of more of the combined voting power of the Corporation's then outstanding securities, except:

         (1) A trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation;

         (2) A corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation;

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         (3)      The Corporation or any subsidiary of the Corporation; or

         (4) A Participant together with all Affiliates and Associates of the Participant, but only with respect to the Option(s) held by the Participant who, together with his Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of such securities.


                                  ARTICLE NINE
                            MISCELLANEOUS PROVISIONS

(a)      Administrative Procedures.

                    The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under this Plan. All actions and decisions of the Committee shall be final.

(b) Assignment or Transfer.

         (1) No grant or award of any Plan Award (other than a Non-Qualified Option) or any rights or interests therein shall be assignable or transferable by a Participant except by testamentary will or the laws of descent and distribution, or pursuant to a domestic relations order.

         (2) During the lifetime of a Participant, Incentive Stock Options granted hereunder shall be exercisable only by the Participant.

(c) Investment Representation.

                    In the case of Plan Awards paid in shares of Common Stock or other securities, or with respect to shares of Common Stock received pursuant to the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act and any applicable provisions of state laws, to deliver such securities in compliance with the provisions of the Securities Act and any applicable provisions of state laws, or of the provisions of any exemptions from such requirements.

(d)      Withholding Taxes.

         (1) The Corporation shall have the right to deduct from all cash payments owed to a Participant for any reason, any federal, state, local or foreign taxes required by law to be withheld with respect to any Plan Awards.

         (2) In the case of the issuance or distribution of Common Stock or other securities hereunder, either directly or upon the exercise of or payment upon any Plan Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant's salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any such taxes.

         (3) Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure as provided under Article Six (d)(3) hereof.




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(e)      Costs and Expenses.

         The costs and expenses of administering this Plan shall be borne by the Corporation and shall not be charged against any award nor to any employee receiving a Plan Award.

(f)      Funding of Plan.

         (1) This Plan shall be unfunded.

         (2) The Corporation shall not be required to segregate any of its assets to assure the payment of any Plan Award under this Plan.

         (3) Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Plan Award, except to the extent expressly provided hereunder.

         (4) The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

(g)      Other Incentive Plans.

                    The adoption of this Plan does not preclude the adoption by appropriate means of any other incentive plan for employees, or the grant of any benefits or compensation, including, without limitation, securities of the Corporation, under any employment, consulting or acquisition agreements.

(h)      Number and Gender.

                    Where appearing in this Plan, masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

(i)      Headings.

                    The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

(j)      Severability.

                    In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

(k)      Payments Due Missing Persons.

         (1) The Corporation shall make a reasonable effort to locate all persons entitled to benefits under this Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one year from the date such benefits shall be due, any such persons entitled to benefits have not been located, their rights under this Plan shall stand suspended.

         (2) Before this provision becomes operative, the Corporation shall send a certified letter (return receipt requested) to all such persons at their last known addresses advising them that their rights under this Plan shall be suspended.


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         (3)      Subject to all applicable state escheat laws, any such
                  suspended amounts shall be held by the Corporation for a period of one additional year and thereafter such amounts shall be forfeited and remain the property of the Corporation.

(l)      Liability and Indemnification.

         (1)      (A)      Neither the Corporation nor any Parent or
                           Subsidiary shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan.

                  (B) Furthermore, neither the Corporation nor any Parent or Subsidiary shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Parent or Subsidiary relied in good faith upon the action of such agent or the advice of such counsel.

         (2) (A) Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, this Plan, the Corporation, each Parent and Subsidiary and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission.

                  (B) Neither the Corporation, any Parent or Subsidiary, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.
(m)      Incapacity.

                    If the Committee shall receive evidence satisfactory to it that a person entitled to receive payment of any Plan Award is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such Plan Award and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Plan Award otherwise payable to such person to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the payment of such Plan Award.

(n) Cooperation of Parties.

                    All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

(o)      Governing Law.

                    All questions pertaining to the validity, construction and administration of this Plan shall be determined in accordance with the laws of the State of Delaware, exclusive of any choice of law provisions thereof which would result in the application of substantive laws other than those of the State of Delaware.

(p) Non-guarantee of Employment or Consulting Relationship.

                    Nothing contained in this Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Parent or Subsidiary), and any employee or Participant, as a right of any employee or Participant to be continued in the employment of (or in a Consulting Relationship with) the
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         Corporation (or any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to discharge any of its employees (or Consultants), at any time, with or without cause.

(q)      Notices.

         (1) Each notice relating to this Plan shall be in writing and delivered in person or by certified mail (return receipt requested) to the proper address. All notices to the Corporation or the Committee shall be addressed to it at the Corporation's address last set forth in a document filed by the Corporation with the Commission and posted on the Commission's Internet web site at www.sec.gov, in conjunction with the Commission's current electronic data gathering and retrieval system ("EDGAR"), or any successors thereto.

         (2) All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

(r)      Written Agreements.

         Each Plan Award shall be evidenced by a signed written agreement (the "Award Agreement") between the Corporation and the Participant containing the terms and conditions of the award.


                                   ARTICLE TEN
                        AMENDMENT OR TERMINATION OF PLAN

(a) The Board of Directors of the Corporation shall have the right to amend, suspend or terminate this Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of the Common Stock of the Corporation which may be issued and sold pursuant to Incentive Stock Options, reduce the minimum exercise price in the case of an Incentive Stock Option or modify the provisions of this Plan relating to eligibility with respect to Incentive Stock Options unless such amendment is made by or with the approval of the stockholders within 12 months of the effective date of such amendment, but only if such approval is required by any applicable provision of law.

(b) The Board of Directors of the Corporation shall also be authorized to amend this Plan and the Options granted thereunder to maintain qualification as "Incentive Stock Options" within the meaning of
         Section 422 of the Code, if applicable.

(c) Except as otherwise provided herein, no amendment, suspension or termination of this Plan shall alter or impair any Plan Awards previously granted under this Plan without the consent of the holder thereof, except as required to comply with applicable conditions or requirements of the Code, the Securities Act, the Exchange Act or any other applicable law of the United States, or of any states in which a Participant is domiciled or under which the Corporation is subject to in personam jurisdiction and regulation.

(d) This Plan shall automatically terminate on the day immediately preceding the tenth anniversary of the date this Plan was adopted by the Board of Directors of the Corporation, unless sooner terminated by such Board of Directors.

(e) No Plan Awards may be granted under this Plan subsequent to the termination of this Plan.


                                                       * * *

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


     In  Witness  Whereof,   pursuant  to  a  duly  adopted  resolution  of  the
Corporation's Board of Directors, currently in effect, the undersigned have executed this Indenture, by and on behalf of the Corporation.


                            Explorations Group, Inc.

Dated:   April 8, 2002
                            By:_____________________
                                 Michelle Tucker
                                    President
                                                         {Corporate Seal}
                          Attest:______________________
                               Vanessa H. Lindsey
                                    Secretary


State of Florida           }
County of Palm Beach       }

     Before me, an officer duly authorized to administer oaths by the State of Florida, did personally appear Michelle Tucker, known to me, who being duly sworn, did certify to me, in my presence, that she executed this Indenture, in the capacity indicated, on the date set forth above, as the act of Explorations Group, Inc., a publicly held Delaware corporation (the "Corporation"), pursuant to authority of a duly promulgated and currently effective resolution of its duly elected and serving Board of Directors, and that by such action, the Corporation has become bound by the terms thereof.

         Witness my hand and seal, this 8th day of April, 2002. My commission expires:

{Notarial Seal}
                                              ----------------------
                                  Notary Public





State of Florida           }
County of Marion           }

         Before me, an officer duly authorized to administer oaths by the State of Florida, did personally appear Vanessa H. Lindsey, known to me, who being duly sworn, did certify to me, in my presence, that she executed this Indenture, in the capacity indicated, on the date set forth above, as the act of Explorations Group, Inc., a publicly held Delaware corporation (the "Corporation"), pursuant to authority of a duly promulgated and currently effective resolution of its duly elected and serving Board of Directors, and that by such action, the Corporation has become bound by the terms thereof.

         Witness my hand and seal, this 8th day of April, 2002. My commission expires:

{Notarial Seal}
                                              ----------------------
                                  Notary Public





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